SHARE EXCHANGE AGREEMENT

This Agreement dated as of May 3, 2010, by and among Lions Gate Lighting Corp., a Nevada corporation having its offices at 600 – 999 West Hastings Street, Vancouver, British Columbia V6C 2W2 (the “Company”), Kali Tuna d.o.o., a limited liability company formed under the laws of the Republic of Croatia (“Kali Tuna”), Bluefin Acquisition Group Inc., a New York corporation (“Bluefin”), and Atlantis Group HF, a company formed under the laws of the Republic of Iceland (the “Shareholder”).

WITNESSETH:

WHEREAS, the Shareholder is the holder of all of the issued and outstanding capital stock (the “Bluefin Shares”) of Bluefin;

WHEREAS, Bluefin is the holder of all of the issued and outstanding capital stock (the “Kali Tuna Shares”) of Kali Tuna;

WHEREAS, the Shareholder desires to acquire a controlling interest in the Company; and

WHEREAS, the Company is willing to issue shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) to the Shareholder in consideration for the acquisition by the Company of all of the shares of Bluefin common stock (the “Bluefin Shares”) from the Shareholder.

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1.    Exchange of Shares.

(a)    Issuance of Shares by the Company. On and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), the Company will issue to the Shareholder, in exchange for all of the Bluefin Shares, which represent all of the issued and outstanding capital stock of Bluefin, an aggregate of 30,000,000 shares (the “Shares”) of Common Stock.

(b)    Transfer of Bluefin Shares by the Shareholder. On and subject to the conditions set forth in this Agreement, on the Closing Date, the Shareholder will transfer to the Company all of the Bluefin Shares in exchange for the Shares.

                (c)    Closing. The issuance of the Shares to the Shareholder and the transfer of the Bluefin Shares to the Company will take place at a closing (the “Closing”) to be held at the office of Louis A. Brilleman, Esq., 11 Wall Street, 11th Floor, New York, New York 10005 (or at such other place as the parties may agree to) as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Sections 8 and 9 of this Agreement (the “Closing Date”).

(d)  Consideration.  As consideration for the Bluefin Shares to be acquired by the Company pursuant to the terms of this Agreement, the Company shall allot and issue, on the Closing Date, the Shares to the Shareholder.  The Shareholder acknowledges and agrees that the Shares will be issued pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) and the registration and prospectus requirements of the Securities Act (British Columbia) (the “BC Act”).  The Shareholder agrees to abide by all applicable resale restrictions and holding periods imposed by all applicable securities laws in all jurisdictions relevant to the issuance of the Shares to the Shareholder (the “Applicable Securities Laws”).  The certificate(s) representing the Shares to be issued on Closing will be endorsed with the following legend, pursuant to the Securities Act and the BC Act, to reflect that the Shares will be issued to the Shareholder pursuant to an exemption from the registration requirements of the Securities Act and the registration and prospectus requirements of the BC Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(d)  Restricted Securities.  The Shareholder acknowledges that the Shares to be issued pursuant to the terms and conditions set forth in this Agreement will have such holding periods as are required under all Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws.

(e)  Exemptions.  The Shareholder acknowledges that the Company has advised the Shareholder that it will issue the Shares to the Shareholder under exemptions from the prospectus and registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Shareholder.  To evidence the Shareholder’s eligibility for such exemptions, the Shareholder agrees to deliver on the Closing Date (i) a fully completed and executed U.S. Accredited Investor Questionnaire (the “US Questionnaire”), in the form attached hereto as Schedule B, and (ii) a fully completed and executed Canadian Accredited Investor Questionnaire (the “CDN Questionnaire”), in the form attached hereto as Schedule C, to the Company, and agrees that the representations and warranties set out in each of the US Questionnaire and the CDN Questionnaire, each as executed by the Shareholder, will be true and complete on the Closing Date.

(f)           British Columbia Instrument 51-509 Restrictions.  The Shareholder represents, warrants, acknowledges and agrees that:

A.
pursuant to British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over–the-Counter Markets (“BCI 51-509”), as adopted by the British Columbia Securities Commission, a subsequent trade in any of the Consideration Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of Canadian Applicable Securities Laws (including the BC Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “BC Legend”) specified in BCI 51-509;

B.
the Shareholder is not a resident of British Columbia and undertakes not to trade or resell any of the Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509; and

C.
others will rely upon the truth and accuracy of the representations and warranties contained in this Section 1(f) and if such representations and warranties are no longer accurate or have been breached, the Shareholder shall immediately notify the Company;

D.
by executing and delivering this Agreement and as a consequence of the representations and warranties made by the Shareholder contained in this Section 1(f), the Shareholder will have directed the Company not to include the BC Legend on any certificates representing the Shares to be issued to the Shareholder. As a consequence, the Shareholder will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

E.
if the Shareholder wishes to trade or resell any of the Shares in or from British Columbia, the Shareholder agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Shares to the Company or its transfer agent, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Company’s transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

2.    Representations and Warranties of the Company. The Company hereby and as of the Closing Date represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Other than its wholly-owned subsidiary, LG Lighting  Corp. (the “LG Subsidiary”), the Company does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, limited liability company, association, partnership, joint venture or other entity.   The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a material adverse effect on the Company.

(ii)
Complete and correct copies of the Company’s certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the “Commission”).

(iii)
The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement has been taken.

(iv)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

(v)
The Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. Provided that the Shareholder is an accredited investor, as evidenced by the Shareholder’s completion and execution of the US Questionnaire and the CDN Questionnaire, the issuance of the Shares to the Shareholder will be exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(2) and Rule 506 promulgated thereunder and exempt from the registration and prospectus requirements of the BC Act.

(vi)
The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 7,450,000 shares are presently outstanding. Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

(vii)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

                (b)    Company SEC Documents.

(i)
The Company has a class of Common Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is current with its reporting obligations under the Exchange Act. None of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

(ii)
The Company SEC Documents include the Company’s audited consolidated financial statements for the fiscal years ended February 28, 2010 and 2009 (collectively, the “Financial Statements”), including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows for the period then ended, together with the related notes.  The Financial Statements have been certified by Madsen & Associates, CPA’s Inc. (“Madsen”).  The Financial Statements are in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with GAAP, consistently applied.  Madsen is independent as to the Company under the rules of the Commission pursuant to the Securities Act and is registered with the PCAOB.  The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods covered.

(iii)
At the close of business on February 28, 2010, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the February 28, 2010 balance sheet.  The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof (each, a “Person”), except endorsements made in the ordinary course of business in connection with the deposit of items for collection.  The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements, and not heretofore paid or discharged.

                (c)           Absence of Changes.  Since February 28, 2010, except as set forth in the Company SEC Documents, there has not been:

(i)
any change in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

(ii)
any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of the Company (as conducted and as proposed to be conducted);

(iii)
any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by the Company to any affiliate of the Company or any of the Company’s employees, officers, directors, shareholders or any of their affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of the Company;

(vi)	any sale, transfer, or lease of any of the Company’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on the Company;

(viii)
any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company except in the ordinary course of business and that is not material to the assets or financial condition of the Company; or

(ix)	any agreement or commitment by the Company to do any of the things described in this Section 2(c).

(d)  Property.  Except as set forth in the Company SEC Documents, the Company does not own any real estate and is not a party to any lease agreement.

(e) Taxes.  The Company has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Company, and has paid or made adequate provision in the financial statements included in the Company SEC Documents for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f) Contracts and Commitments.  Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any contract or agreement other than agreements that will be terminated at or prior to the Closing.

(g) No Adverse Change.  Since February 28, 2010, there has not been any Material Adverse Change (as defined herein) in the financial condition of the Company, although the Shareholder recognizes that the Company has continued not to generate any revenue and has continued to operate at a loss as a result of ongoing expenses, including expenses relating to this Agreement and the consummation of the transactions contemplated hereby.  A “Material Adverse Change” shall mean a material adverse change in the business, financial condition, operations or prospects of a Person.

                (h) No Defaults.  The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i) Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000)) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to the Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j) Compliance with Laws.  The Company, to its knowledge, is in full compliance with and is not in default or violation under, any laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company’s knowledge, environmental, health and safety requirements).

(k)  Intellectual Property.  Except as set forth in the Company SEC Documents, the Company has no intellectual property rights.

(l) No Broker.  Neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold the Shareholder harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(m)   Reliance by Shareholder.  The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company.  The Shareholder may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3.    Representations and Warranties of Kali Tuna.  Kali Tuna hereby and as of the Closing Date represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)
Kali Tuna is a limited liability company duly organized, validly existing and in good standing under the laws of the Republic of Croatia, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under any applicable contracts.  Kali Tuna is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a material adverse effect on Kali Tuna.

(ii)
Kali Tuna has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Kali Tuna, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.    The execution and delivery of this Agreement by Kali Tuna and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Kali Tuna. No other corporate or shareholder proceedings on the part of Kali Tuna is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(iii)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which Kali Tuna is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Kali Tuna or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation, by-laws, or similar organizational document of Kali Tuna.

(iv)
The Kali Tuna Shares constitute the entire authorized and issued capital stock and equity securities of Kali Tuna.  Except as provided in, contemplated by, or set forth in this Agreement, Kali Tuna has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other Kali Tuna securities, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All of the issued and outstanding Kali Tuna Shares are owned of record and beneficially by the Shareholder.  All of the Kali Tuna Shares and other securities of Kali Tuna, if any, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the Kali Tuna Shares or other outstanding equity securities of Kali Tuna, if any, were issued in violation of any Applicable Securities Laws.  Kali Tuna does not own, or have any contract to acquire, any equity securities or other securities of any other Person or any direct or indirect equity or ownership interest in any other business.

(v)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by Kali Tuna in connection with the execution and performance by Kali Tuna of this Agreement or the execution and performance by Kali Tuna of any agreements, instruments or other obligations entered into in connection with this Agreement that has not been obtained.

(vi)
Other than as set out in this Agreement or in the Memorandum (as defined below), no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:
A.to require Kali Tuna to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Kali Tuna;
B.for the issue or allotment of any unissued shares in the capital of Kali Tuna;
C.to require Kali Tuna to purchase, redeem or otherwise acquire any of the issued and outstanding Kali Tuna Shares; or
D.to acquire the Kali Tuna Shares or any of them.

(b)           Absence of Changes.  Since June 30, 2009, and except as set forth in the Private Placement Memorandum dated December 24, 2009 (including Addendum No. 1 and No.2 thereto, the “Memorandum”), to Kali Tuna’s knowledge, there has not been:

(i)
any change in the consolidated assets, liabilities, or financial condition of Kali Tuna, except changes in the ordinary course of business which do not and will not have a material adverse effect on Kali Tuna;

(ii)	any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of Kali Tuna (as conducted and as proposed to be conducted);

(iii)
any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which Kali Tuna is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by Kali Tuna to any affiliate of Kali Tuna or any of Kali Tuna’s employees, officers, directors, shareholders or any of their affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of Kali Tuna;

(vi)	any sale, transfer, or lease of any of Kali Tuna’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on Kali Tuna;

(viii)
any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Kali Tuna except in the ordinary course of business and that is not material to the assets or financial condition of Kali Tuna; or

(ix)	any agreement or commitment by Kali Tuna to do any of the things described in this Section 3(b).

(c)  Property.  Except as set forth in the Memorandum, Kali Tuna does not own any real estate and is not a party to any lease agreement.

(d) Taxes.  Kali Tuna has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Kali Tuna, and has paid or made adequate provision in the financial statements included in the Memorandum for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  Except as disclosed in the Memorandum, Kali Tuna is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(e) Contracts and Commitments.  Except as set forth in the Memorandum, Kali Tuna is not a party to any material contract or agreement.

(f) No Adverse Change.  Since June 30, 2009, except as set forth in the Memorandum, there has not been any Material Adverse Change in the financial condition of Kali Tuna.

(g) No Defaults.  Kali Tuna is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(h) Litigation.  Except as set forth in the Memorandum, there are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000)) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of Kali Tuna) pending or, to Kali Tuna’s knowledge, threatened against Kali Tuna or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(i) Compliance with Laws.  Kali Tuna, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to Kali Tuna’s knowledge, environmental, health and safety requirements).

(j)  Subsidiaries. Except for the investment in Kali Tuna Trgovina d.o.o., as set forth in the Memorandum, Kali Tuna has no subsidiaries or other material investments in any other Person.

(k)  Financial Statements.  Kali Tuna has, or will prior to closing have, delivered audited consolidated financial statements for Kali Tuna for the two fiscal years ending June 30, 2009 and 2008 and unaudited consolidated financial statements for Kali Tuna for the interim period ended December 31, 2009 (the “Accounting Date”), and the comparative fiscal years and interim periods, together with related statements of income, cash flows, and changes in shareholders’ equity for the fiscal years and interim periods then ended, all prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and, with respect to the audited financial statements, audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States (collectively, the “Kali Financial Statements”) to the Purchaser.

(i)	The Kali Financial Statements:

A.	are in accordance with the books and records of Kali Tuna;

B.	present fairly the financial condition of Kali Tuna as of the respective dates indicated and the results of operations for such periods; and

C.	have been prepared in accordance with U.S. GAAP and reflect the consistent application of U.S. GAAP throughout the periods involved.

(ii)
All material financial transactions of Kali Tuna have been accurately recorded in the books and records of Kali Tuna and such books and records fairly present the financial position and the affairs of Kali Tuna.

(iii)
Other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, Kali Tuna has no material liabilities or obligations, net of cash, either direct or indirect, matured or unmatured, absolute, contingent or otherwise, that exceed $50,000, which:

A.	are not set forth in the Kali Financial Statements or have not heretofore been paid or discharged;

B.	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to the Company; or

C.	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Accounting Date.

(iv)
Except to the extent reflected or reserved against in the Kali Financial Statements or incurred subsequent to the Accounting Date in the ordinary and usual course of the business of Kali Tuna, Kali Tuna does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise), and any liabilities or obligations incurred in the ordinary and usual course of business since the Accounting Date have not had a material adverse effect on Kali Tuna.

(v)	Since the Accounting Date, there have not been:

A.	any changes in the condition or operations of the business, assets or financial affairs of Kali Tuna which have caused, individually or in the aggregate, a material adverse effect on Kali Tuna; or

B.	any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Company, which has or may cause a material adverse effect on Kali Tuna.

(vi)
Kali Tuna has no guarantees, indemnities or contingent or indirect obligations with respect to the liabilities or obligations of any other Person including any obligation to service the debt of or otherwise acquire an obligation of another Person or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of any other Person.

(vii)
Kali Tuna is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

4.    Representations and Warranties of Bluefin.  Bluefin hereby and as of the Closing Date represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)
Bluefin is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under any applicable contracts.  Bluefin is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a material adverse effect on Bluefin.

(ii)
Bluefin has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Bluefin, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.    The execution and delivery of this Agreement by Bluefin and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Bluefin. No other corporate or shareholder proceedings on the part of Bluefin is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(iii)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which Bluefin is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Bluefin or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation, by-laws, or similar organizational document of Bluefin.

(iv)
The Bluefin Shares constitute the entire authorized and issued capital stock and equity securities of Bluefin.  Except as provided in, contemplated by, or set forth in this Agreement, Bluefin has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other Bluefin securities, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All of the issued and outstanding Bluefin Shares are owned of record and beneficially by the Shareholder.  All of the Bluefin Shares and other securities of Bluefin, if any, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the Bluefin Shares or other outstanding equity securities of Bluefin Tuna, if any, were issued in violation of any Applicable Securities Laws.  Bluefin does not own, or have any contract to acquire, any equity securities or other securities of any other Person or any direct or indirect equity or ownership interest in any other business.

(v)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by Bluefin in connection with the execution and performance by Bluefin of this Agreement or the execution and performance by Bluefin of any agreements, instruments or other obligations entered into in connection with this Agreement that has not been obtained.

(vi)
Other than as set out in this Agreement, no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:
E.to require Bluefin to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Bluefin;
F.for the issue or allotment of any unissued shares in the capital of Bluefin;
G.to require Bluefin to purchase, redeem or otherwise acquire any of the issued and outstanding Bluefin Shares; or
H.to acquire the Bluefin Shares or any of them.

(b)    Bluefin Business.  Bluefin was incorporated on March 17, 2010.  It has no operations other than to hold the Kali Tuna Shares on behalf of the Shareholder.  Its sole asset consists of the Kali Tuna Shares.

(c)    Property.  Bluefin does not own any real estate and is not a party to any lease agreement.

(d)   Contracts and Commitments.  Bluefin is not a party to any material contract or agreement.

(e)   No Defaults.  Bluefin is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(f)   Compliance with Laws.  Bluefin, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to Bluefin’s knowledge, environmental, health and safety requirements).

(j)  Subsidiaries. Other than Kali Tuna, Bluefin has no subsidiaries or other material investments in any other Person.

5.    Representations and Warranties of the Shareholder. The Shareholder hereby and as of the Closing Date warrants, covenants and agrees as follows:

(a)      Organization and Authority.

(i)	The Shareholder is a company duly organized, validly existing and in good standing under the laws of the Republic of Iceland.

(ii)
The Shareholder has full corporate power, authority and capacity to carry out the transactions provided for in this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.    The execution and delivery of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Shareholder. No other corporate or shareholder proceedings on the part of the Shareholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(iii)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Shareholder is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Shareholder or its assets.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation, by-laws, or similar organizational document of the Shareholder.

(iv)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Shareholder in connection with the execution and performance by the Shareholder of this Agreement or the execution and performance by the Shareholder of any agreements, instruments or other obligations entered into in connection with this Agreement that has not been obtained.

(b)     The Shareholder understands that the offer and sale of the Shares is being made only by means of this Agreement and understands that the Company has not authorized the use of, and the Shareholder confirms that it is not relying upon, any other information, written or oral, other than material contained in this Agreement. The Shareholder is aware that the purchase of the Shares involves a high degree of risk and that the Shareholder may sustain, and has the financial ability to sustain, the loss of its entire investment.  The Shareholder understands that no assurance can be given that the Company will be profitable in the future.  Furthermore, in subscribing for the Shares, the Shareholder acknowledges it is not relying upon any projections or any statements of any kind relating to future revenue, earnings, operations or cash flow in making an investment in the Shares.

(c)   The Shareholder represents to the Company that it is an accredited investor within the meaning of each Rule 501 of the Commission under the Securities Act and National Instrument 45-106 of the Canadian Securities Administrators and it understands the meaning of the term “accredited investor.”  The Shareholder has evidenced that it is an accredited investor by completing each of (i) the US Questionnaire set out in Schedule B hereto and (ii) the CDN Questionnaire set out in Schedule C hereto.  The Shareholder further represents that he or she has such knowledge and experience in financial and business matters as to enable the Shareholder to understand the nature and extent of the risks involved in purchasing the Shares.  The Shareholder is fully aware that such investments can and sometimes do result in the loss of the entire investment. The Shareholder has engaged his or her own counsel and accountants to the extent that the Shareholder deems it necessary.

(d)    All of the information provided by the Shareholder in each of the US Questionnaire and the CDN Questionnaire is true and correct in all material respects.

(e)    The Shareholder is acquiring the Shares pursuant to this Agreement for its own account, for investment and not with a view to the sale or distribution thereof, for the Shareholder’s own account and not on behalf of others; has not granted any other Person any interest or participation in or right or option to purchase all or any portion of the Shares; is aware that the Shares are restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the certificates for the Shares shall bear the legend set forth in Section 1(d) herein or such other legends as may be required by Applicable Securities Laws.  The Shareholder understands the meaning of these restrictions.

(f)    The Shareholder will not transfer any of the Shares except in compliance with Applicable Securities Laws, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

(g)   The Shareholder is not an “underwriter” (as such term is defined in Section 2(11) of the Securities Act) of any securities of the Company.

(h)   The Shareholder is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)   None of the Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, nor has the Company undertaken to register the Shares under the Securities Act, and the Shares may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S promulgated under the Securities Act (“Regulation S”), except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws.

(j)   No Person has made to the Shareholder any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase price of any of the Shares;

(iii)	as to the future price or value of any of the Shares; or

(iv)
that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the Common Stock of the Company on the OTC Bulletin Board.

(k)   Neither the Commission nor any other provincial, state or federal securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares.

(l)    The Shareholder represents and warrants that no broker or finder was involved directly or indirectly in connection with his or her purchase of the Shares pursuant to this Agreement.  The Shareholder shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Shareholder’s warranty contained in this Paragraph 3(l).

(m)    The Shareholder represents and warrants that the address set forth on Schedule A to this Agreement is its true and correct address, and understands that the Company will rely on this representation in making filings under Applicable Securities Laws.

(n)    The Shareholder is the owner of record and beneficial owner of the Bluefin Shares, and has good and marketable title to the Bluefin Shares free and clear of any and all liens or encumbrances.  The Shareholder has the power and authority to sell, transfer, assign and deliver the Bluefin Shares as provided in this Agreement, and such delivery will convey to the Company good and marketable title to the Bluefin Shares, free and clear of any and all liens or encumbrances.  No Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Bluefin Shares or require the Shareholder to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Bluefin Shares other than under this Agreement.

(o)  Notwithstanding anything herein to the contrary, the Shareholder may request the Company to issue the Shares to such party or parties as it instructs the Company in writing prior to the Closing.

6.  Conduct of Business of Seller Prior to Closing.  Except with the consent of the Shareholder, and except as may be required to effect the transactions contemplated by this Agreement or as is otherwise authorized by this Agreement, the Company covenants and agrees that between the date hereof and the Closing Date, the Company will conduct its affairs in the ordinary course consistent with past practice and that it will use its best efforts to:

(i)
refrain from taking any action that may render any of the Company’s representations and warranties made herein (A) not to be true and correct in all material respects on and as of the Closing Date and (B) not to have been made with the same force and effect as if made on the date hereof; and

(ii)	not knowingly take any action that would impair the ability of the Company to consummate the transactions contemplated by this Agreement.

7.  Closing Deliveries.

(a)   On the Closing Date, the Company shall deliver or cause to be delivered to the Shareholder:

(i)	a certificate executed by an officer of the Company certifying that the representations and warranties of the Company set forth in this Agreement are true and correct as at the Closing Date;

(ii)	a legal opinion of counsel to the Company acceptable to the Shareholder;

(iii)	a certificate registered in the name of the Shareholder (or its designee(s)) representing the Shares as set forth on Schedule A hereto; and

(iv)
a certified copy of resolutions of the directors of the Company authorizing the issuance of the Shares to the Shareholder, the registration of the Shares in the name of the Shareholder, and the issue of a share certificate representing the Shares registered in the name of the Shareholder.

(b)   On the Closing Date, the Shareholder shall deliver or cause to be delivered to the Company:

(i)	the certificate representing the Bluefin Shares;

(ii)
all such instruments of transfer, duly executed, which in the opinion of the Company acting reasonably are necessary to effect and evidence the transfer of the Bluefin Shares to the Company free and clear of all encumbrances;

(iii)	a certified copy of resolutions of the directors of the Shareholder authorizing the transfer of the Bluefin Shares to the Company; and

(iii)	a certificate executed by an officer of the Shareholder certifying that the representations and warranties of the Shareholder set forth in this Agreement are true and correct as at the Closing Date.

(c)   On the Closing Date, Bluefin shall deliver or cause to be delivered to the Company:

(i)	a certificate executed by an officer of Bluefin certifying that the representations and warranties of Bluefin set forth in this Agreement are true and correct as at the Closing Date; and

(ii)
a certified copy of resolutions of the directors of  Bluefin authorizing the transfer of the Bluefin Shares to the Company, the registration of the Bluefin Shares in the name of the Company, and the issue of a share certificate representing the Bluefin Shares registered in the name of the Company.

                (d)   On the Closing Date, Kali Tuna shall deliver or cause to be delivered to the Company a Certificate executed by an officer of Kali Tuna certifying that the representations and warranties of Kali Tuna set forth in this Agreement are true and correct as at the Closing Date.
8.  Conditions to the Obligation of the Shareholder to Close.  The obligation of the Shareholder to consummate the transactions contemplated under this Agreement is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.  The Closing will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Shareholder and may be waived by the Shareholder in its sole discretion.

(a)  Representations and Warranties.  On the Closing Date, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and the Shareholder shall have received a certificate of the Company to such effect.

(b)  No Material Adverse Change.  No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c)  Liabilities. On the Closing Date, the Company’s total liabilities shall not exceed $5,000.

(e)           Elections.  The current board of directors of the Company will adopt resolutions electing to the board of directors of the Company the following nominees of the Shareholder:

Oli Valur Steindorsson
Frederick Charles Kempson
Michael David Gault

to the board of directors of the Company and will have received from the current directors of the Company written undated resignations, which appointments and resignations will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 (the “Schedule 14f-1”) in connection with the transactions contemplated by this Agreement.

(f)           Appointments.  The current board of directors of the Company will adopt resolutions appointing the following officers:

Oli Valur Steindorsson	Chairman, President and Chief Executive Officer
Dan Zang	Chief Financial Officer and Secretary

(g)           Resignations.  All directors of the Company (other than the newly elected directors referred to in subsection (e) hereof) and all officers of the Company (other than the newly appointed officers referred to in subsection (f) hereof) shall have tendered their resignation in an undated writing, to be effective upon the later of Closing or, if applicable, ten days after the filing of the Schedule 14f-1.

(h)           No Injunction.  No injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement.

(i)           Receipt of all Consents.  All consents, renunciations, authorizations or approvals of third parties, which, in the Shareholder’s reasonable opinion, must be obtained prior to the Closing in order to give effect to the sale of the Bluefin Shares and the other transactions contemplated herein, must be obtained to the Shareholder’s satisfaction or in accordance with the relevant agreements, covenants or applicable law.

(j)           Legal Opinion.  The Shareholder shall have received a legal opinion from the Company’s legal counsel, acceptable to the Shareholder.

(k)           Divestment of LG Subsidiary.  The Company shall have divested all of its interest in and to the LG Subsidiary to an affiliate of the Company.

(l)           Financing.  An amount of no less than US$15,000,000 (Fifteen Million Dollars) shall have been deposited into escrow by private investors which amount will be released to the Company immediately following the Closing.

9.  Conditions to the Obligation of the Company to Close.  The obligation of the Company to consummate the transactions contemplated under this Agreement is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7.  The Closing will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Company and may be waived by the Company in its sole discretion.

(a)              Representations and Warranties.  On the Closing Date, the representations and warranties of Kali Tuna, Bluefin and the Shareholder shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and Kali Tuna, Bluefin and the Shareholder shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of Kali Tuna and the Shareholder to such effect.

(b)              No Material Adverse Change.  No Material Adverse Change in the business or financial condition of Kali Tuna shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c)           Delivery of Kali Financial Statements.  The Company shall have received a copy of the Kali Financial Statements from Kali Tuna.

(d)           No Injunction.  No injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement.

(e)           No Claim on Kali Tuna Shares.  No claim will have been asserted or made that any Person (other than the Shareholder) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Kali Tuna Shares, or any other voting, equity, or ownership interest in, Kali Tuna, or (other than the Shareholder) is entitled to all or any portion of the Shares.

(f)           Receipt of all Consents.  All consents, renunciations, authorizations or approvals of third parties, which, in the Company’s reasonable opinion, must be obtained prior to the Closing in order to give effect to the purchase of the Bluefin Shares and the other transactions contemplated herein, must be obtained to the Company’s satisfaction or in accordance with the relevant agreements, covenants or applicable law.

10.   Notices.   All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery or sent by internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Company:

Lions Gate Lighting Corp.
600 - 999 West Hastings Street
Vancouver, British Columbia, Canada  V6C 2W2

Attention:                      Robert Fraser
Telephone:                    (604) 729-5759
Facsimile:                      778-329-9626

If to Kali Tuna, Bluefin or the Shareholder:

Atlantis Group
405 Lexington Avenue
26th Floor, Suite 2640
New York, NY 10174

Attention:                      Oli Valur Steindorsson
Telephone:                    (212) 907-6492
Facsimile:                       917-368-8005

With a copy (in the case of Kali Tuna, Bluefin and the Shareholder) to:

Attention:                      Louis A. Brilleman, Esq.
        110 Wall Street, 11th Floor
        New York, NY 10005
                                Facsimile:                      212-943-2300

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

11. Miscellaneous.

(a)   This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent.  This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b)   Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions related hereto, including all fees and expenses of agents, representatives, counsel and accountants.

(c)   This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(d)    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(e)    If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement.  All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

(f)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.  This Agreement may be executed by delivery of executed signature pages by fax or other method of electronic transmission and such execution will be effective for all purposes.

(g)     Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements of each of the parties contained in this Agreement will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

(h)   The schedules attached to this Agreement are expressly incorporated herein.

(g)   The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

LIONS GATE LIGHTING CORP.

By: /s/ Robert Fraser
       President

KALI TUNA d.o.o.

By:  /s/ Oli Valur Steindorsson
       Chairman

BLUEFIN ACQUISITION GROUP INC.

By:  /s/ Oli Valur Steindorsson
       President

ATLANTIS GROUP HF

By:  /s/ Oli Valur Steindorsson
       Chief Executive Officer

SCHEDULE A

Shareholder	Shares
Atlantis Group HF Storhofdi 15 110 Reykjavik Iceland	30,000,000

SCHEDULE B

U.S. ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Share Exchange Agreement among the Company, the Shareholder and Kali Tuna dated May 3, 2010.

The Shareholder covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:  (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Shareholder satisfies.)

______ Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

______ Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000.

______ Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

______ Category 4
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance Corporation as defined in Section 2(13) of the 1933 Act; an investment Corporation registered under the Investment Corporation Act of 1940 (United States) or a business development Corporation as defined in Section 2(a)(48) of such Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance corporation or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

______ Category 5	A private business development corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

______ Category 6	A director or executive officer of the Company.

______ Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

______ Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that the Shareholder may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Shareholder’s status as an Accredited Investor.

If the Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

_________________________________________________________________________________________

The Shareholder hereby certifies that the information contained in this US Questionnaire is complete and accurate and the Shareholder will notify the Company promptly of any change in any such information. The Shareholder acknowledges and agrees that the Shareholder may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Shareholder’s eligibility to acquire the Shares under relevant legislation.

If this US Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Shareholder represents that it has the authority to execute and deliver this US Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the Shareholder has executed this US Questionnaire as of the ___ day of ___________, 2010.

If a Corporation, Partnership or Other Entity:	If an Individual:
___________________________________ Print of Type Name of Entity ___________________________________ Signature of Authorized Signatory ___________________________________ Type of Entity	__________________________________ Signature __________________________________ Print or Type Name __________________________________ Social Security/Tax I.D. No. (if applicable)

SCHEDULE C

CANADIAN ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Share Exchange Agreement among the Company, the Shareholder and Kali Tuna dated May 3, 2010.

The Shareholder hereby represents, warrants and certifies to the Company, as an integral part of the Agreement, that it is in all respects described by the category or categories set forth directly next to which the Shareholder has marked below.

 [MARK BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES THE SHAREHOLDER]

❑  (1)           a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

❑ (2)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (1).

❑ (3)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

❑ (4)
an individual whose net income before taxes exceeded $200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

❑  (5)     an individual who, either alone or with a spouse, has net assets of at least $5,000,000.

❑ (6)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

❑  (7)     an investment fund that distributes or has distributed its securities only to

(a)	a person that is or was an accredited investor at the time of the distribution,

(b)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106, or

(c)	a person described in paragraph (a) or (b) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106.

❑ (8)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt.

❑  (9)     a person acting on behalf of a fully managed account managed by that person, if that person

(a)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(b)	in Ontario, is purchasing a security that is not a security of an investment fund.

❑ (10)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

The Shareholder hereby certifies that the information contained in this CDN Questionnaire is complete and accurate and the Shareholder will notify the Company promptly of any change in any such information. The Shareholder acknowledges and agrees that the Shareholder may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Shareholder’s eligibility to acquire the Shares under relevant legislation.

If this CDN Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Shareholder represents that it has the authority to execute and deliver this CDN Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the Shareholder has executed this CDN Questionnaire as of the ___ day of ___________, 2010.

If a Corporation, Partnership or Other Entity:	If an Individual:
___________________________________ Print of Type Name of Entity ___________________________________ Signature of Authorized Signatory ___________________________________ Type of Entity	_________________________________ Signature __________________________________ Print or Type Name __________________________________ Social Security/Tax I.D. No. (if applicable)